UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2005

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California	91201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 22, 2005, DreamWorks Animation SKG, Inc. (the “Company”) amended the employment agreements of Kristina M. Leslie, the Company’s Chief Financial Officer, and Katherine Kendrick, the Company’s General Counsel.

The amendments to Ms. Leslie’s and Ms. Kendrick’s employment agreements provide that each will now report to the Company’s Chief Executive Officer and its Chairman of the Board of Directors. Prior to such amendments, Ms. Leslie and Ms. Kendrick reported to the Company’s Chief Executive Officer and its Chief Operating Officer.

The foregoing description of the amendments to Ms. Leslie’s and Ms. Kendrick’s employment agreements is qualified in its entirety by reference to such amendments. Copies of the amendments are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

    (c) Exhibits:

Exhibit No.	Description
10.1	Amendment, effective as of June 22, 2005, to the Employment Agreement, dated as of October 8, 2004, between Kristina M. Leslie and the Company

10.2	Amendment, effective as of June 22, 2005, to the Employment Agreement, dated as of October 8, 2004, between Katherine Kendrick and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: July 25, 2005	By:	/s/ KATHERINE KENDRICK
Katherine Kendrick
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment, effective as of June 22, 2005, to the Employment Agreement, dated as of October 8, 2004, between Kristina M. Leslie and the Company

10.2	Amendment, effective as of June 22, 2005, to the Employment Agreement, dated as of October 8, 2004, between Katherine Kendrick and the Company